UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2025

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

6107, 6th Floor, Building C4, No.1 Huangchang West Road,

Dougezhuang, Chaoyang District, Beijing, China, 100124
(Address of principal executive offices)

(760) 295-2408
(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Minimum Bid Price Deficiency

On January 14, 2025, CIMG Inc. (the “Company”) received a notification letter (the “Minimum Bid Price Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Minimum Bid Price Notice has no immediate effect on the listing of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), which continues to trade on The Nasdaq Capital Market under the symbol “IMG.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days from the date of the Minimum Bid Price Notice, or until July 14, 2025, to regain compliance. If at any time before July 14, 2025 the closing bid price of the Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter will be resolved.

If the Company does not regain compliance during the compliance period ending July 14, 2025, then NASDAQ may in its discretion determine to grant the Company an additional 180 calendar day period to regain compliance, provided that the Company on July 14, 2025 meets the continued listing requirement for market value of publicly held shares and all other applicable initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and will need to provide NASDAQ written notice of its intent to cure the deficiency during the second compliance period.

If the Company does not regain compliance within the allotted compliance period or periods, including any extensions that NASDAQ may determine to grant, NASDAQ will provide notice that the Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a NASDAQ hearings panel. There can be no assurance that the Company will regain compliance with the minimum bid price requirement during the 180-day compliance period, secure a second period of 180 days to regain compliance or maintain compliance with the other NASDAQ listing requirements.

Annual Report Deficiency

On January 17, 2025, the Company received another notice (the “Annual Report Notice”) from NASDAQ indicating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Annual Report on Form 10-K for the period ended September 30, 2024 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”). The Annual Report Notice has no immediate effect on the listing of the Company’s stock on Nasdaq, and it states that the Company is required to submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) within 60 calendar days from the date of the Annual Report Notice. If the plan is accepted by Nasdaq, then Nasdaq can grant the Company up to 180 calendar days from the due date of the Form 10-K to regain compliance. In determining whether to accept such plan, Nasdaq will consider such things as the likelihood that the remedial filing, along with any subsequent periodic filing that will be due, can be made within the 180 day period, the Company’s past compliance history, the reasons for the late filing, other corporate events that may occur within our review period, the Company’s overall financial condition and its public disclosures. Any subsequent periodic filing that is due within the 180 day exception period must be filed no later than the end of the period.

Due to business and management restructuring, the Company needs additional time to complete its financial statements, notes to the financial statements, as well as to have the report reviewed by its accountants and attorneys. The Company continues to work diligently to enable the filing of the Form 10-K with the SEC as soon as reasonably practicable.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: January 21, 2025	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer